UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 30, 2006

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As part of its overall compensation program, Boston Scientific Corporation (the "Company") provides an annual cash incentive opportunity for salaried personnel, including executive officers, under its Performance Incentive Plan. Cash incentives are generally based upon the level of achievement of quarterly Company, divisional and individual objectives. On June 30, 2006, the Executive Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee") amended the Company’s 2006 Performance Incentive Plan with respect to how performance is measured. The 2006 Performance Incentive Plan, effective July 1, 2006, continues to measure corporate performance on a quarterly basis against sales and profitability goals through a matrix of revenue and net income objectives and now also measures performance against quality metrics. Individual achievement for an executive officer is measured by the performance of the strategic functions for which each executive officer is responsible.

A copy of the Company's 2006 Performance Incentive Plan dated July 1, 2006 is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Form of 2006 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: July 7, 2006	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of 2006 Performance Incentive Plan